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                                                                      Exhibit 21


                     SUBSIDIARIES OF SECURITY CAPITAL CORPORATION


NAME                                             JURISDICTION OF INCORPORATION

Security Capital Insurance Group, Inc.           Delaware

Foster Insurance Managers, Inc.                  Delaware

Lloyd's Management Corporation                   Texas

Foster Insurance Services of Colorado, Inc.      Colorado

Possible Dreams, Ltd.                            Delaware